Exhibit 10.1

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger is made as of March 15, 2010, by and between Genesis Biopharma, Inc., a Nevada corporation (the "Merging Corporation"), and Freight Management Corp., a Nevada corporation (the "Surviving Corporation"). (The corporations together are sometimes referred to below as the "Constituent Corporations.")

     The Constituent Corporations agree as follows:

     1. The Merging Corporation is duly organized, existing, and in good standing under the laws of the State of Nevada. It has one thousand (1,000) shares of authorized capital stock, all of which are issued and outstanding.

     2. The Surviving Corporation is duly organized, validly existing, and in good standing under the laws of the State of Nevada. It has one billion eight hundred million (1,800,000,000) shares of authorized capital stock, all of which are designated as common stock. One hundred twenty-one million four hundred forty thousand (121,440,000) shares of common stock are issued and outstanding (taking into effect a 24-for-1 forward stock split effectuated by the Surviving Corporation on March 15, 2010, which post-split shares are subject to a mandatory exchange by the Surviving Corporation's stockholders of stock certificates issued prior to the stock split ).

     3. The Boards of Directors of the Constituent Corporations deem it in the best interests of the corporations and their stockholders that the Merging Corporation be merged with and into Surviving Corporation in accordance with Nevada Revised Statutes Chapter 92A. The Boards hereby adopt on behalf of their corporations the plan of reorganization set forth in this Agreement and Plan of Merger.

     4. Merger. The Merging Corporation shall be merged with and into the Surviving Corporation, which shall survive the merger. The Merging Corporation's separate existence shall cease on the effective date of the merger, which shall be the later of March 15, 2010, or the date on which the Articles of Merger are accepted for filing by the Office of the Secretary of State of the State of Nevada. Without any other transfer or documentation, on the effective date of the merger, the Surviving Corporation shall (i) succeed to all of the Merging Corporation's rights and property; and (ii) be subject to all the Merging Corporation's liabilities and obligations.

     Notwithstanding the above, after the effective date of the merger, the Surviving Corporation's proper officers and directors may perform any acts necessary or desirable to vest or confirm the Surviving Corporation's possession of and title to any property or rights of the Merging Corporation, or otherwise carry out this Agreement's purposes. This includes execution and delivery of deeds, assurances, assignments, or other instruments.

     5. Conversion of Shares. By virtue of the merger and without any action by any stockholder, upon the effective time of the merger, all of the shares of the Merging Corporation will be converted into and will become that number of fully paid and nonassessable shares of the Surviving Corporation's common stock and thereafter retired and cancelled. No fractional shares of the Surviving Corporation shall be issued.

     The shares of Surviving Corporation outstanding immediately prior to the merger shall not be changed by reason of the merger.

     6. Change in Articles of Incorporation and Bylaws: The Surviving Corporation's Articles of Incorporation in effect on the effective date shall continue to be its Articles of Incorporation, except that Article First thereof shall be amended in its entirety to read as follows:

     "The name of the corporation is: Genesis Biopharma, Inc."

     The Surviving Corporation's Bylaws as in effect on the effective date of the merger shall continue to be its Bylaws without change as a result of the merger.

     7. Officers and Directors: The Merging Corporation's officers immediately prior to the effective date of the merger shall become the officers of the Surviving Corporation effective upon the merger and replace such officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified; such that, as of the effective date of the merger, the Surviving Corporation's officers shall be as follows:

     Robert Brooke -- President and Chief Executive Officer

     Richard McKilligan -- Treasurer, Secretary, and Chief Financial Officer

     The Surviving Corporation's directors shall continue and remain as such after the effective date of the merger for the full unexpired terms of their respective offices, or until their successors have been duly elected or appointed and qualified, subject to the resignations and appointments thereof.

     8. Abandonment of Merger: Any time prior to the effective date, this merger may be abandoned without further obligation or liability by action of the board of directors of either of the Constituent Corporations.

     9. Counterparts: This Agreement and Plan of Merger may be executed in any number of counterparts, each of which shall constitute an original instrument.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger by their respective duly authorized officers, as of the date first written above.

                             FREIGHT MANAGEMENT CORP.
                             (to be renamed Genesis Biopharma, Inc.)
                             "Surviving Corporation"


                             By: /s/ Ibrahim Abotaleb
                                 -----------------------------------------------
                                 Ibrahim Abotaleb, President and Chief Executive Officer


                             GENESIS BIOPHARMA, INC.
                             "Merging Corporation"


                             By: /s/ Robert Brooke
                                 -----------------------------------------------
                                 Robert Brooke, President and Chief Executive
                                 Officer